PETROSEARCH RENEWS AND EXTENDS CREDIT FACILITY
                          TO SUPPORT DRILLING PROJECTS

HOUSTON - September 30, 2005 - Petrosearch Energy Corporation (OTCP:PTSG) ("Petrosearch" and "the Company") today announced that it has renewed and extended its revolving credit facility with Fortuna Asset Management, LLC ("Lender").

The revised terms of the credit facility provide for a $10 Million revolving borrowing base, an extension of the maturity date to April 1, 2008, and interest to accrue at Wall Street Journal Prime plus three percent (3%). Each advance of principal under the amended facility is treated as a separate loan and is repayable in six (6) interest only installments followed by up to twenty four
(24) principal and interest installments based upon a 30-month amortization. The loan will be secured by a first lien on the particular oil and gas leases acquired with the funds but the Company is entitled to obtain partial releases if the ratio of proved developed and proved undeveloped reserves underlying the collateral base meets certain criteria. As additional consideration, the lender will also receive an overriding royalty in each oil and gas lease acquired with facility funds equal to 2% of the Company's acquired net revenue interest in the lease. The lender will likewise receive 100,000 warrants to purchase the Company's Common Stock at an exercise price of $2.00 per share.

The total capital budget for the Company's share of the current projects (described below) is $17.5 million, with $10.8 million being spent in the remainder of 2005 through 2006. The Company plans to fund these projects with equity and the renewed revolving credit facility. This capital budget allows the Company to participate in the drilling of approximately 35 new wells, depending on the success of the projects.

Stark County, North Dakota

The Gruman 18-1 well is completed in the Lodgepole formation and currently produces oil at a rate of approximately 120 boepd. Proved developed reserves to the Company as of July 1, 2005, were estimated to be 108 Mbo and 56 MMcf.

Subject to obtaining the required regulatory approvals, Petrosearch plans to drill a 9,900 foot injection well into the base of the productive reef during the 4th Quarter of 2005 or 1st Quarter of 2006 for the purpose of re-pressuring the reservoir and increasing the production rate from the well. Proved undeveloped reserves (net to the Company) as of July 1, 2005, are approximately 161 Mbo and 38 MMcf and would be reclassified to proved developed reserves upon completion of a successful injection well.

In September 2005, the Company exercised its preferential right to purchase a 21.25% working interest in the Gruman 18-1 well from a non-operating interest owner. This will add (net to the Company) approximately 33 Mbo and 18 MMcf of proved developed reserves and 53 Mbo and 12 MMcf of proved undeveloped reserves (these proved undeveloped reserves would also be reclassified to proved developed reserves upon completion of a successful injection well).


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Tensas Parish, Louisiana

This is a single gas well prospect on approximately 2,000 acres of leasehold. The prospect is in the Rodney Island Field and is a step-out location updip of 25 wells that have recovered 5.4 MMbo and 6.5 Bcf in the Lower Tuscaloosa Massive Sand, one of the main oil productive formations in the area. The field was prematurely abandoned in 1995 before it had reached the economic limit as a result of the redirection of the Mississippi River which covered the surface locations of the wells.

Because the target bottom hole location (approximately 9,500 feet vertical depth) is under the river, the well is being directionally drilled at a fifty-degree angle from a surface location in Mississippi which is 5,500 feet to the southeast of the target bottom hole location. The required total drilled footage will be about 12,000 feet. An internal engineering and geological study indicates an "attic" closure with targeted potential remaining gross reserves of
2.725 Bcf and 27 Mbo.

The directional development well was spudded August 24, 2005. As of September 28, 2005, the well has been drilled to a measured depth of approximately 10,300 feet.

The Company owns a 25% working interest in this project.

Colorado County, Texas - Tait Projects

This natural gas prospect has the potential of up to 5 locations on 1,250 net acres. The primary targets are two zones in the Upper Wilcox, one at 9,900 feet and one at 10,200 feet. The 9,900 foot reservoir has targeted potential gross reserves of 1.0 BCF and 17 Mbo. The 10,200 foot reservoir has targeted potential gross reserves of 1.7 Bcf and 33 Mbo. At present, 3-D seismic data on the prospect is being acquired and should be analyzed by the end of October 2005.

Petrosearch has a 10% working interest in this project.

Burleson County, Texas

This is a multi-well natural gas project in the Giddings Austin Chalk Field that includes a mix of 15 development and step-out locations. The project is currently leasing acreage and will lease up to a maximum of about 10,000 acres. The locations are proposed dual lateral horizontal wells with target zones in the Austin Chalk and the Georgetown formations at a vertical depth of about 10,000 feet and a total measured depth of about 13,000 feet. Targeted potential gross reserves are 1.3 Bcf for the Austin Chalk and 1.2 Bcf for the Georgetown.

Petrosearch will have up to a 37.5% working interest depending upon its leasehold contribution to the project.

Central Mississippi

The Company has identified three Tuscaloosa prospects in the Mississippi Inland Salt Basin.


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Prospect #1 is a channel sand at 6,250 feet.  Seismic data indicates a closure of approximately 400 acres with a potential of five locations. Targeted potential gross reserves in the project are 1.0 - 2.0 MMbo. Tuscaloosa Prospect #2 is a rollover anticline in a downthrown fault block at 6,550 feet. Seismic data indicates a closure of approximately 150 acres with a potential of two locations. Targeted potential gross reserves are 500 - 700 Mbo. Prospect #3 is a faulted anticline in an upthrown fault block at 6,750 feet. Seismic data indicates a closure of approximately 550 acres with a potential of six locations. Targeted potential gross reserves are 1.5 - 2.5 MMbo. Leases are being acquired and seismic data on the prospects is being reprocessed.

Petrosearch currently owns 100% of the three prospects and plans to spud the first well in December 2005.

Other Operations

An operational update of existing projects will be forthcoming relative to the Buena Vista project in Mississippi and the Garwood Field project in Colorado County, Texas as the testing of those wells is completed.

About Petrosearch

Petrosearch Energy Corporation, a Nevada corporation with executive offices in Houston, Texas, was created by a team of seasoned and successful oil and gas professionals for the purpose of finding and developing oil and gas reserves across the United States. Petrosearch is currently active in Texas, Oklahoma, North Dakota, Louisiana, and Mississippi. For more information please visit http://www.petrosearch.com
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Forward-Looking Statements

Statements contained herein and the information incorporated by reference herein may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Forward-looking statements can be identified by the use of forward-looking terminology such as, but not limited to, "may," "will," "expect," "anticipate," "estimate," "would be," "believe," or "continue" or the negative or other variations of comparable terminology. We intend such forward-looking statements to be covered by the safe harbor provisions applicable to forward-looking statements contained in Section 21E of the Exchange Act. Such statements (none of which is intended as a guarantee of performance) are subject to certain assumptions, risks and uncertainties, which could cause our actual future results, achievements or transactions to differ materially from those projected or anticipated. Such risks and uncertainties are set forth herein.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demands and acceptance, changes in technology, economic conditions, the impact of


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competition and pricing, and government regulation and approvals. Petrosearch cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those Petrosearch expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business.

Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no duty to update these forward-looking statements.

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms herein, such as "probable", "possible", "recoverable", "risked" among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Readers are urged to carefully review and consider the various disclosures made by use which attempt to advise interested parties of the additional factors which may affect our business.

Contact:
Greg Noble
Vice President, Equity Markets
Tel. 713-961-9337
Email: greg.noble@petrosearch.com